                                                                   Exhibit 10.14
                                                                   -------------

                         SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (this "Agreement") entered into as of October 23, 1998, by and among Beacon Power Corporation, a Delaware corporation (the "Company"), Perseus Capital, L.L.C., a Delaware limited liability company ("Perseus"), Duquesne Enterprises, a Pennsylvania corporation ("Duquesne"), Micro Generation Technology Fund, L.L.C., a Delaware limited liability company ("Micro," and together with Perseus and Duquesne, the "Purchasers"), and SatCon Technology Corporation, a Delaware corporation ("SatCon"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.
                                            ---------

                                    RECITALS
                                    --------

      A. The Company desires to raise capital to finance its business operations and in furtherance thereof desires to issue and sell to the Purchasers the securities specified herein, and the Purchasers are willing to acquire such securities, all on the terms and subject to the conditions set forth in this Agreement.

      B. SatCon, an existing shareholder of the Company, desires that the Company issue and sell such securities to the Purchasers and that the Purchasers acquire such securities. In furtherance thereof, and to induce the Purchasers to acquire such securities and consummate the other transactions contemplated by this Agreement, SatCon is willing to execute and deliver this Agreement and each of the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

     1.   Authorization and Sale of the Preferred Shares.
          ----------------------------------------------

          1.1  Authorization; Amended and Restated Certificate of Incorporation.
               ----------------------------------------------------------------
The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of 1,900,000 shares of its Class D Preferred Stock (the "Preferred Shares"), having the rights, restrictions, privileges and preferences set forth in the Second Amended and Restated Certificate of Incorporation attached hereto as Exhibit B (the "Restated Certificate").
                   ---------

          1.2  Issuance and Sale.  On the terms and subject to the conditions
               -----------------
hereof, at the Closing, (a) the Company will issue and sell to Perseus, and Perseus will purchase from the Company, 1,200,000 of the Preferred Shares, at a purchase price of $2.50 per share, (b) the Company will issue and sell to Duquesne, and Duquesne will purchase from the Company, 400,000 of the Preferred Shares, at a purchase price of $2.50 per share and (c) the Company will issue and sell to Micro, and Micro will purchase from the Company, 300,000 of the Preferred Shares, at a purchase price of $2.50 per share. The Company's agreement with each of the Purchasers hereunder is a separate agreement and the sale of Preferred Shares to each of the Purchasers is a separate sale; provided, however, that no Purchaser shall be obligated to proceed with its purchase of Preferred Shares hereunder unless the each of the other Purchasers simultaneously consummates its purchase of Preferred Shares hereunder.

          1.3  Warrants.  As a further inducement to the Purchasers to acquire
               --------
the Preferred Shares, the Company hereby agrees to issue and deliver the following Warrants:

               (a) In the event the Company has not completed a Qualified Financing within one year after the Closing Date, the Company, on the next succeeding Business Day, shall issue to Perseus Warrants substantially in the forms attached hereto as Exhibits C-1, C-2 and C-3, shall issue to Duquesne
                         ------------  ---     ---
Warrants substantially in the forms attached hereto as Exhibits D-1, D-2 and D-3
                                                       ------------  ---     ---
and shall issue to Micro Warrants substantially in the forms attached hereto as Exhibits E-1, E-2 and E-3.
------------  ---     ---

               (b) In the event the Company has not completed a Qualified Financing within 18 months after the Closing Date, the Company, on the next succeeding Business Day, shall issue to Perseus additional Warrants substantially in the forms attached hereto as Exhibits C-1, C-2 and C-3 (except
                                              ------------  ---     ---
that the number of shares of Warrant Stock in the case of each such Warrant shall be 225,000 shares, subject to adjustment as provided therein), shall issue to Duquesne additional Warrants substantially in the forms attached hereto as Exhibits D-1, D-2 and D-3 and shall issue to Micro additional Warrants
------------  ---     ---
substantially in the forms attached hereto as Exhibits E-1, E-2 and E-3.
                                              ------------  ---     ---

          1.4  Put Option.
               ----------

     Subject to the last sentence of this Section 1.4, after the occurrence of a Put Event or within the first sixty days after the second anniversary of the Closing Date and each succeeding anniversary of the Closing Date, each Purchaser shall have the right (a "Put Right") to cause SatCon to purchase all of the Preferred Shares and warrants issued to such Purchaser pursuant to this Agreement, all Preferred Shares or other capital stock of the Company issued in payment of dividends on such Preferred Shares and all Conversion Shares issued to such Purchaser (collectively, the "Put Shares") for a consideration (the "Put Consideration") equal to the sum of (i) the stated value of (A) such Preferred Shares owned by such Purchaser and (B) the Preferred Shares that were converted into Conversion Shares plus (ii) all accrued but unpaid dividends (whether or not declared) on such Preferred Shares. A Purchaser may exercise its Put Right by delivering to SatCon a written notice of such exercise, which notice, once given, shall not be revoked without SatCon's consent. Consummation of the purchase of the Put Shares by SatCon shall take place at a closing to occur at the principal offices of SatCon on a date chosen by SatCon (with at least three Business Days' advance written notice to the Purchaser exercising such Put Right) no later than 25 days after the date it receives such Put Notice. At such closing, the Purchaser exercising such Put Right shall deliver to SatCon the certificates representing the Put Shares duly endorsed in blank, and SatCon shall deliver to such Purchaser the Put Consideration in shares of SatCon Common Stock. The number of shares to be issued in payment of such Put Consideration shall equal the quotient obtained by dividing the Put Consideration by the Average Market Price. No fractional share shall be issued in such payment; in lieu of issuing any such fractional share, SatCon shall pay to such Purchaser cash in an amount equal to the amount of such fraction multiplied by the Average Market Price. The Put Rights set forth in this
Section 1.4 shall terminate, if not previously exercised, at 5 p.m. New York time on the earlier of (x) the fifth anniversary of the Closing Date, (y) the date the Company's Common Stock is listed on the New York Stock Exchange or the Nasdaq National Market or (z) as to the Put Rights of a Purchaser resulting from a Put Event, the 100th day after such Purchaser receives a written notice from SatCon delivered after the occurrence of such Put Event requesting that such Purchaser either exercise or waive its Put Rights resulting from such Put Event.

          1.5  Registration Rights. The Purchasers shall have the registration
               -------------------
rights specified in Exhibits F and G, hereto.
                    ----------     -

     2.   Closing.
          -------

          2.1  Closing.  The closing (the "Closing") of the sale and purchase of
               -------
the Preferred Shares under this Agreement shall take place at the offices of Arnold & Porter, 555 Twelfth Street, N.W. Washington DC at 10:00 a.m. on October 23, 1998, or at such other time, date and place as are mutually agreeable to the Company and to the Purchasers. The date of the Closing is hereinafter referred to as the "Closing Date."

          2.2  Deliveries.  At the Closing, the Company will deliver to the
               ----------
Purchasers certificates registered in the Purchasers' respective names representing the aggregate number of Preferred Shares issued and sold by the Company to each Purchaser, as determined pursuant to Section 1.2 above, and each Purchaser will deliver to the Company the purchase price for such Preferred Shares by wire transfer thereof to the Company Account (or in the case of Micro, by the delivery to the Company of a check made payable to the order of the Company). The parties shall also deliver all documents required to be delivered at the Closing pursuant to Section 2.3 hereof.

          2.3  Conditions to Closing.
               ---------------------

               (a)  Conditions to Obligations of the Purchasers. The obligations
                    -------------------------------------------
of each Purchaser to purchase Preferred Shares at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by such Purchaser:

                    (i)  Representations and Warranties Correct; Performance of
                         ------------------------------------------------------
Obligations. The representations and warranties made by the Company in Section 3
-----------
and by SatCon in Section 4 hereof shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing.

                    (ii)   Consents and Waivers. The Company shall have obtained
                           --------------------
any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

                    (iii)  Related Agreements. Each of the Related Agreements
                           ------------------
shall have been executed and delivered by the parties thereto and the Side Letter shall have been executed and delivered by David Eisenhaure.

                    (iv)   Other Purchaser's Obligations. The other Purchasers
                           -----------------------------
shall have performed all of their obligations hereunder required to be performed at the Closing.

                    (v)    Amended and Restated License Agreement. SatCon and
                           --------------------------------------
the Company shall have executed and delivered the Amended and Restated License Agreement.

                    (vi)   Restated Certificate. The Restated Certificate shall
                           --------------------
have been filed with the Delaware Secretary of State and a certified copy thereof shall have been delivered to each Purchaser.

                    (vii)  Compliance Certificate. The Company shall have
                           ----------------------
delivered to the Purchasers a certificate, executed by the President and Chief Financial Officer of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i), (ii) and (x) of this Section 2.3.

                    (viii) Secretary's Certificate. The Company shall have
                           -----------------------
delivered to the Purchasers a certificate, executed by the Secretary of the Company, dated as of the Closing Date, certifying the authenticity of attached copies of the Company's Restated Certificate, Bylaws and resolutions of the Board of Directors of the Company approving the transactions contemplated hereby.

                    (ix)   Opinions of Company's Counsel. The Purchasers shall
                           -----------------------------
have received from Hale and Dorr LLP and Dike, Bronstein, Roberts & Cushman, LLP opinions, dated the date of the Closing, substantially in the forms attached hereto as Exhibits H-1 and H-2, respectively.
          ------------     ---

                    (x)    Payments to Gilford Securities. The Company shall
                           ------------------------------
have no obligation to make any payments to Gilford Securities, Gilford Securities shall hold no warrants or other securities of the Company.

                    (xi)   Amendment to Duquesne Consulting Agreement. The
                           ------------------------------------------
Consulting Agreement dated as of May 28, 1997 between the Company and Duquesne shall have been amended, in form and substance satisfactory to Perseus, to provide for the payment of all fees thereunder by delivery of Common Stock with an agreed value of $2.50 per share.

                    (xii)  Other Documents. The Purchasers shall have received
                           ---------------
such other certificates and documents as they shall have reasonably requested.

               (b)  Conditions to Obligations of the Company. The Company's
                    ----------------------------------------
obligation to sell and issue the Preferred Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                    (i)  Representations and Warranties. The representations and
                         ------------------------------
warranties made by each Purchaser in Section 5 hereof shall have been true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of such date.

                    (ii) Related Agreements.   Each of the Related Agreements
                         ------------------
shall have been executed and delivered by the parties hereto.

     3.   Representations and Warranties Relating to the Company.  Except as
          ------------------------------------------------------
otherwise set forth in the Disclosure Schedule attached hereto as Exhibit I (the
                                                                  ---------
"Company Disclosure Schedule"), the Company represents and warrants to the Purchasers as set forth below.

          3.1  Organization and Good Standing.  The Company is a corporation
               ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

          3.2  Capital Structure.  As of the date hereof, the authorized capital
               -----------------
stock of the Company consists of the following shares, and all of the issued and outstanding shares as hereinafter set forth have been duly authorized and validly issued, are fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable federal and state securities laws:

               (a) Preferred Stock.  A total of 8,000,007 authorized shares of
                   ---------------
Preferred Stock, $.01 par value (the "Preferred Stock"), consisting of 5,000,000 shares designated as Class A Preferred Stock, of which 4,498,313 shares are issued and outstanding; one share designated as Class B Preferred Stock, none of which is issued and outstanding; six shares designated as Class C Preferred Stock, all of which are issued and outstanding; and 3,000,000 shares designated as Class D Preferred Stock, none of which are issued and outstanding prior to the consummation of the transactions contemplated hereby.

               (b) Common Stock. A total of 15,000,000 authorized shares of
                   ------------
Common Stock, of which 8,424 shares are issued and outstanding.

               (c) Options, Warrants, Reserved Shares, Treasury Stock. Except
                   --------------------------------------------------
for the conversion privileges of the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. Apart from the exceptions noted in this Section 3.2(c), none of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury.

               (d) Security Holders.  Section 3.2(d) of the Company Disclosure
                   ----------------
Schedule contains a complete and accurate list of the names of all current stockholders of the Company and all current holders of outstanding warrants, options, or other rights ultimately exchangeable, exercisable or convertible for or into capital stock, segregated by the type of security held by each such holder and setting forth the amount of such security held by such holder and, in the case of securities, exchangeable, exercisable or convertible into Common Stock, the amount of Common Stock into which such securities are exchangeable, exercisable or convertible.

          3.3  Power, Authorization and Validity.  The Company has the corporate
               ---------------------------------
power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into the Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          3.4  No Violation of Existing Agreements.  Neither the execution and
               -----------------------------------
delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of the Company's Certificate of Incorporation or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

          3.5  Representations Regarding Preferred Shares, Conversion Shares and
          ---  -----------------------------------------------------------------
Warrant Shares.  All corporate action has been taken on the part of the Company,
--------------
its officers, directors and shareholders necessary for the authorization and creation, issuance and delivery of the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares. The Preferred Shares, the Conversion Shares, and the Warrant Shares when issued in compliance with the provisions of this Agreement and the Restated Certificate or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and, assuming the accuracy of each of the Purchasers' representation in Section 5 of this Agreement, issued in compliance with all applicable federal and state securities laws. None of the Preferred Shares or Warrants issued pursuant to this Agreement, and none of the Conversion Shares or Warrant Shares are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

          3.6  No Subsidiary.  The Company does not own of record or
               -------------
beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

          3.7  Financial Statements.
               --------------------

               (a) The Company's unaudited consolidated balance sheets as of December 31, 1997 and July 31, 1998 and statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1997 and the seven months ended July 31, 1998, including the notes thereto (collectively the "Company Financial Statements"), all of which are attached to the Company Disclosure Schedule, have been prepared in all material respects in accordance with GAAP (except that the July 31, 1998 statements may not contain all footnotes required by GAAP). The Company Financial Statements have been prepared in accordance with the books and records of the Company and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of the Company as of and for the periods ending on their dates. Except and to the extent reflected or reserved against in the Company Financial Statements, the Company does not have, as of the dates of the Company Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Company Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in the Company's accounting policies except as described in the notes to the Company Financial Statements.

               (b) The Company has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements. All material debts, liabilities, and obligations incurred after the date of the Company Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

          3.8  Absence of Certain Changes and Events.  Since July 31, 1998, the
               -------------------------------------
Company has not:

               (a) suffered any Material Adverse Change;

               (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by the Company to any of its officers or employees, except for normal raises for nonexecutive personnel made in the ordinary course of business that are usual and normal in amount;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

               (e) issued any shares of capital stock of the Company or any warrants, rights, options or entered into any commitment relating to the shares of capital stock of the Company;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of its business;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

               (i) been involved in any dispute involving any employee which may result in a Material Adverse Change;

               (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

               (k) incurred any material liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for accounts payable or accrued salaries that have been incurred by the Company since July 31, 1998, in the ordinary course of its business and consistent with the Company's past practices;

               (l) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.9 hereof, other than any purchase money security interests incurred in the ordinary course of its business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $50,000, or in the aggregate, in excess of $100,000;

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act of 1933 ("Affiliates"), officers, directors or shareholders or, to the Company's knowledge, any Affiliate or associate of any of the foregoing;

               (o) made any amendment to or terminated any agreement that, if not so amended or terminated, would be material to the business, assets, liabilities, operations or financial performance of the Company;

               (p) entered into any agreement in contemplation of the transactions specified herein other than this Agreement and the Related Agreements; or

               (q) agreed to take any action described in this Section 3.8 or outside of the ordinary course of its business or which would constitute a breach of any of the representations or warranties contained in this Agreement.

          3.9  Title to Property and Assets.  The Company owns and possesses its
               ----------------------------
properties and assets that are material to its business free and clear of all mortgages, deeds of trust, liens, encumbrances, security interests and claims except as reflected in the Company Financial Statements and except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of its business and do not affect material properties and assets of the Company. With respect to the property and assets it leases that are material to its business, the Company is in compliance with such leases in all material respects. The Company holds valid leasehold interests to its material leased properties and assets free of any liens, encumbrances or security interests of any party other than the lessors of such property and assets. The Company's properties and assets are in all material respects in good operating condition and repair.

          3.10 Proprietary Assets.
               ------------------

               (a) Section 3.10(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset of the Company registered with or issued by any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and
(ii) the names of the jurisdictions covered by the applicable registration or application or in which the Proprietary Asset has been issued. Section 3.10(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (other than software licenses that are relating to unmodified commercial computer software that is generally available in the ordinary course of business), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. The Company has good and marketable title to all Proprietary Assets used in or necessary for its business as currently conducted and as proposed to be conducted, free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which the Company has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the "Company Proprietary Rights"). The Company is not obligated to make any material payment to any Person for the use of any Proprietary Asset. The Company has not developed jointly with any other Person any Proprietary Asset with respect to which such other Person has any rights or the Company has any obligations.

          (b) The Company has taken all measures required under the License Agreement and all other reasonable and customary measures and precautions necessary to protect and maintain the confidentiality and secrecy of all its Proprietary Assets (except trademarks, issued patents and other Proprietary Assets similarly known to the public and Proprietary Assets whose value would be materially unimpaired by public disclosure) and otherwise to maintain and protect the value of all its Proprietary Assets.

          (c) Except where such infringement, misappropriation or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to the
Company: (i) to the effect that the manufacture, sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, practiced, used practiced or provided or currently offered or proposed by the Company infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of the Company's rights to or interest in such Proprietary Assets. The Company has received no notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by the Company are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset used in or pertaining to the business of the Company.

          (d) The Proprietary Assets owned by the Company or licensed by the Company and identified in Section 3.10(a)(ii) of the Disclosure Schedule constitute all the Proprietary Assets necessary, in the Company's reasonable judgment, to enable the Company to conduct its business in the manner in which such business has been, is being and is intended to be conducted. The Company has not licensed any of its Proprietary Assets to any Person on an exclusive basis and the Company has not entered into any covenant not to compete or contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (e) All current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business) that is substantially identical to the form of the Employee Agreement previously delivered to the Purchasers, and all current and former consultants and independent contractors to the Company providing technical services relating to the Company's Proprietary Assets have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage relevant to the Company's business), the material provisions of which are in substance as protective to the Company as the terms of the form of Employee Agreement previously delivered to the Purchasers.

          3.11 Contracts.
               ---------

               (a) Section 3.11(a) of the Company Disclosure Schedule identifies each material license agreement, development agreement, manufacturing agreement, distribution agreement, OEM agreement or other agreement to which the Company is a party.

               (b)  (i)   The Company has no agreements, contracts or
commitments that call for prospective fixed and/or contingent payments or expenditures by or to the Company of more than $50,000 other than those entered into in the ordinary course of its business concerning the sale of Company Products;

                    (ii) The Company has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by the Company that are in excess of the normal, ordinary and usual requirements of the Company's business;

                    (iii) There is no outstanding sales contract, commitment or proposal (including, without limitation. development projects) of the Company that is reasonably likely to result, either individually or in the aggregate, in any Material Adverse Change to the Company upon completion or performance thereof;

                    (iv) The Company has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty days and without liability, penalty or premium exceeding $50,000 in any single instance or $75,000 in the aggregate;

                    (v) The Company has not entered into any employment, independent contractor or similar agreement, contract or commitment that is not terminable on not more than thirty days' notice without penalty or liability of any type, including without limitation severance or termination pay;

                    (vi) The Company has no collective bargaining or union agreements, contracts or commitments;

                    (vii) The Company is not restricted by agreement from competing with any person, from carrying on its business anywhere in the world or otherwise operating its business in any manner it deems appropriate;

                    (viii) The Company has not guaranteed any obligations of other Persons or made any agreements to acquire or guarantee any obligations of other Persons; and

                    (ix) The Company has no outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort that would permit the borrowing by the Company of any sum not reflected in the Company Financial Statements.

                (c) The Company has delivered to the Purchasers accurate and complete copies of all written contracts identified in Section 3.11(a) and (b) of the Company Disclosure Schedule, including all amendments thereto. Sections 3.11(a) and (b) of the Company Disclosure Schedule contain a complete list of all the material contracts to which the Company is a party. The Company has not entered into any material oral contracts. Each contract identified in Sections 3.11(a) and (b) of the Company Disclosure Schedule (a "Company Material Contract") is valid and in full force and effect, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and will continue to be so immediately following the Closing Date. No such contract, agreement or instrument contains any liquidated damages, penalty or similar provision. To the Company's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

                (d) (i)   The Company has not violated or breached, or committed
any default under, any Company Material Contract in any material respect, and, to the Company's knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract in any material respect; and

                    (ii) to the Company's knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Company Material Contract,
(B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract or (D) give any Person the right to cancel, terminate or modify any Company Material Contract.

                (e) None of the Company Material Contracts contains any provision which would require the consent of third parties to the sale and issuance of the Preferred Shares or any of the other transactions as contemplated hereunder or under any of the Related Agreements or which would be altered as a result of such transaction.

          3.12 Registration Rights.  The Company has not granted or agreed to
               -------------------
grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

          3.13 Taxes.
               -----

               (a) The Company has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law in all material respects. All income, sales, use, occupation, property or other taxes or assessments due from the Company prior to the Closing Date have been paid or will be paid on or before the Closing Date. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Company Financial Statements are adequate, and there are no tax liens on any property or assets of the Company (other than liens for taxes not yet due and payable). There have been no audits or examinations of any tax returns or reports of the Company by any Governmental Body. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability in a material amount, either individually or in the aggregate, beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return or report for any period.

               (b) All taxes that the Company has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) Other than the Tax Sharing Agreement effective as of May 30, 1997 with SatCon (the "Tax Sharing Agreement"), the Company is not a party to any tax-sharing agreement or similar arrangement with any other Person.

               (d) At no time has the Company been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) Other than the Tax Sharing Agreement, the Company is not currently under any contractual obligation to pay to any Governmental Body any tax obligations of, or with respect to any transaction relating to, any other Person or to indemnify any other Person with respect to any tax, other than pursuant to this Agreement.

          3.14 Employees.  The Company is not a party to any collective
               ---------
bargaining agreements and, to its knowledge, there are no attempts to organize the employees of the

Company. Section 3.14 of the Company Disclosure Schedule lists all employee benefit plans and programs of the Company and employment contracts, arrangements and understandings with its employees, other than those terminable, without penalty, at will or within thirty days. Copies of any of the foregoing plans, programs, contracts, arrangements or understandings have been made available to the Purchasers or their counsel. To the knowledge of the Company, no employee of the Company is subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would materially interfere with the use of his or her best efforts to carry out his or her duties for the Company or that would conflict with the Company's business as currently conducted. The Company has received no written notice from any former employer that an employee of the Company has prior obligations to a former employer that would interfere or conflict with such employee's ability to perform his or her intended services for the Company. To the Company's knowledge, no employee or advisor of the Company is or is now expected to be in violation of any term of any employment contract, disclosure agreement, proprietary information and inventions agreement or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Company's shareholders to any liability. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or, to its knowledge, any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence.

          3.15 Insurance.  The Company maintains and keeps in force with good
               ---------
and responsible insurance companies fire, public liability, property damage and other insurance in such amounts and with such coverage or risks as are customary for similar businesses and adequate to the needs of the Company. The Company Disclosure Schedule sets forth a list of such insurance, stating the name and address of the insurance provider and the amount of insurance. The Company has not done anything, either by way of action or inaction, that might reasonably be expected to invalidate any of its insurance policies as a whole or in part.

          3.16 Compliance with Environmental Requirements.  The Company has
               ------------------------------------------
obtained all material permits, licenses and other authorizations which are required under federal, foreign, state and local laws applicable to the Company and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. The Company is in material compliance with all terms and conditions of the required permits, licenses and authorizations. The Company is not aware of, nor has the Company received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to the Company, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

          3.17 Compliance With Corporate Instruments and Laws.  The Company is
               ----------------------------------------------
not in violation of any provisions of its Certificate of Incorporation or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable and the compliance with which is material to the Company or its assets or business. The Company has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by the Company and which are material to its business are valid and sufficient in all respects for the business presently carried on by the Company.

          3.18 Litigation.  There is no suit, action, proceeding, claim or
               ----------
investigation pending or, to the Company's knowledge, threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

          3.19 Corporate Documents.  The Company has furnished to the Purchasers
               -------------------
or their counsel for their examination true and complete copies of the following documents: (i) copies of its Certificate of Incorporation and Bylaws, each as currently in effect, (ii) minute books containing required records setting forth proceedings, consents, actions, and meetings of its shareholders, board of directors and any committees thereof, and (iii) all material permits, orders, and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders, and consents. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all material respects with the laws of the applicable jurisdiction.

          3.20 No Brokers.  Neither the Company nor, to the Company's knowledge,
               ----------
any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

          3.21 Related Party Transactions.
               --------------------------

               (a) None of the Company's Affiliates, officers, directors, shareholders or employees, or any Affiliate of any of such Person, has any material interest in any property, real or personal, tangible or intangible, including Proprietary Assets used in or pertaining to the business of the Company, except for the normal rights of a stockholder, or, to the knowledge of the Company, any supplier, distributor or customer of the Company.

               (b) Except for the Agreement and the Related Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, Affiliates, or, to the Company's knowledge, any Affiliate thereof.

               (c) To the best of the Company's knowledge, no employee, officer or director of the Company has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than SatCon or Duquesne, except that employees, officers or directors of the Company may own stock in publicly traded companies that may compete with the Company. To the Company's knowledge, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          3.22 Disclosure.  The statements by the Company contained in this
               ----------
Agreement, the exhibits hereto, and the certificates and documents required to be delivered by the Company to the Purchasers under this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made.

          3.23 Securities Act.  Subject to the accuracy of the Purchasers'
               --------------
representations in Section 5 hereof, the offer, sale and issuance of the Preferred Shares and the Warrants in conformity with the terms of this Agreement and the issuance of Conversion Shares upon conversion of the Preferred Shares and the Warrant Shares upon exercise or conversion of the Warrants constitute or will constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, as amended, and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

     4.   Representations and Warranties of SatCon.  Except as set forth in the
          ----------------------------------------
Disclosure Schedule attached hereto as Exhibit J, (the "SatCon Disclosure
                                       ---------
Schedule"), SatCon represents and warrants to the Purchasers as set forth below.

          4.1  Organization and Good Standing.  SatCon is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. SatCon has full power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not be material in impact or amount to SatCon's business, intellectual property rights or condition, or taken as a whole, its assets, liabilities, operations, or financial performance.

          4.2  Capital Structure.  As of the date hereof, the authorized capital
               -----------------
stock of SatCon is as set forth in the balance sheet of SatCon contained in SatCon's Form 10-Q report for the period ended June 30, 1998. Except as set forth in the SatCon SEC Filings, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from SatCon of any shares of SatCon's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of SatCon's capital stock, nor is SatCon obligated in any manner to issue any shares of its capital stock or other securities. Apart from the exceptions noted in this Section 4.2, none of SatCon's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of SatCon or any other person), pursuant to any agreement or commitment of SatCon. SatCon holds no shares of its capital stock in its treasury.

          4.3  Power, Authorization and Validity.  SatCon has the corporate
               ---------------------------------
power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement, and each of the Related Agreements to which it is a party. The execution, delivery and performance by SatCon of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable SatCon to enter into the Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by SatCon will be, the valid and binding obligations of SatCon, enforceable in accordance with their respective terms.

          4.4  No Violation of Existing Agreements.  Neither the execution and
               -----------------------------------
delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of SatCon's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under, any provision of SatCon's Certificate of Incorporation or Bylaws, each as currently in effect, any instrument, contract or agreement that is material to the business of SatCon or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to SatCon.

          4.5  Representations Regarding the Shares of SatCon Common Stock.
               -----------------------------------------------------------
Based on the number of SatCon shares that would be issued at the current market price of SatCon Common Stock, all corporate action has been taken on the part of SatCon, its officers, directors and shareholders necessary for the authorization and creation, issuance and delivery of the shares of SatCon Common Stock to be issued upon exercise of the Put Rights. Such shares of SatCon Common Stock when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws. None of such shares are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of SatCon or any other person), pursuant to any agreement or commitment of SatCon.

          4.6  Periodic Reports.
               ----------------

               (a) The financial statements of SatCon appearing in the SatCon SEC Filings (the "SatCon Financial Statements"), all of which have been previously delivered to the Purchasers, have been prepared in all material respects in accordance with GAAP (except that any interim statements may not contain all footnotes required by GAAP). The SatCon Financial Statements have been prepared in accordance with the books and records of SatCon and present fairly in all material respects the financial position, results of operations, cash flows and equity transactions of SatCon as of and for the periods ending on their historical dates. Except and to the extent reflected or reserved against in the SatCon Financial Statements, SatCon does not have, as of the dates of the SatCon Financial Statements, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the SatCon Financial Statements are adequate in light of the contingencies with respect to which they are made. There has been no material change in SatCon's accounting policies except as described in the notes to the SatCon Financial Statements.

               (b) SatCon has no debts, liabilities, or obligations in a material amount, either individually or in the aggregate, of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the SatCon Financial Statements. All material debts, liabilities, and obligations incurred after the date of the SatCon Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount, both individually and in the aggregate.

               (c) The SatCon SEC Filings do not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. SatCon has filed with the SEC all reports required to be filed by it during the last 24 months, including all current reports on Form 8-K.

          4.7  Absence of Adverse Changes.  Since June 30, 1998, no event,
               --------------------------
violation or other matter has occurred that is material in impact or amount to SatCon's business, intellectual property rights or condition, or taken as a whole, its assets, liabilities, operations, or financial performance.

          4.8  Registration Rights.  SatCon has not granted or agreed to grant
               -------------------
to any person or entity any rights (including piggyback registration rights) to have any securities of SatCon registered with the SEC or any other governmental authority.

          4.9  Compliance With Corporate Instruments and Laws.  SatCon is not in
               ----------------------------------------------
violation of any provisions of its Certificate of Incorporation or Bylaws as currently in effect. SatCon is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable to SatCon or its assets or business. SatCon has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products. All licenses, franchises, permits and other governmental authorizations held by SatCon and which are material to its business are valid and sufficient in all respects for the business presently carried on by SatCon.

          4.10  Litigation.  There is no suit, action, proceeding, claim or
                ----------
investigation pending or, to SatCon's knowledge, threatened against SatCon before any court or administrative agency which could be material in impact or amount to SatCon's business, intellectual property rights or condition, or taken as a whole, its assets, liabilities, operations, or financial performance, or which questions or challenges the validity of this Agreement or any Related Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SatCon.

          4.11  No Brokers.  Neither SatCon nor, to SatCon's knowledge, any
                ----------
SatCon shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

          4.12  SatCon Proprietary Assets.  (a) To SatCon's knowledge (i) SatCon
                -------------------------
and its subsidiaries own or have the right to license all Proprietary Assets used in or necessary for their businesses as currently conducted and (ii) SatCon has good and marketable title to all Proprietary Assets that are subject to the License Agreement, in each case free and clear of all material liens and other encumbrances, except for third party rights licensed to it, as to which SatCon has a valid right to use such Proprietary Assets (all of the foregoing are referred to herein as the "SatCon Proprietary Rights").

                (b) SatCon and its subsidiaries have taken reasonable and customary measures and precautions necessary in their reasonable business judgment to protect and maintain the value of all of the SatCon Proprietary Rights.

                (c) To SatCon's knowledge, except where such infringement, misappropriation or unlawful use, would not and could not reasonably be expected to be material in impact or amount, either individually or in the aggregate, to SatCon and its subsidiaries taken as a whole or to the Company, neither SatCon nor any of its subsidiaries is infringing, misappropriating or making any unlawful use of, and neither SatCon nor any of its subsidiaries has at any time infringed, misappropriated or made any unlawful use of, any Proprietary Asset owned or used by any other Person. No claims or notices (in writing or otherwise) with respect to Proprietary Assets have been communicated to SatCon or any of its subsidiaries: (i) to the effect that the manufacture, sale, license or use of any Proprietary Asset or product, practice of any process or provision of any service as now made, sold, licensed, used, practiced or provided or currently offered or proposed by SatCon or any of its subsidiaries infringes or potentially infringes, or constitutes a misappropriation or unlawful use of any copyright, patent, trade secret or other intellectual property right of a third party, or (ii) challenging the ownership or validity of any of SatCon's or any of its subsidiaries' rights to or interest in such Proprietary Assets. Neither SatCon nor any of its subsidiaries has received any notice to the effect that any patents or registered trademarks, service marks or registered copyrights held by SatCon or any of its subsidiaries are invalid or not subsisting except for failures to be valid and subsisting that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on SatCon's or any of its subsidiaries' business, intellectual property rights or condition, or, on a consolidated basis, SatCon's assets, liabilities, operations, or financial performance. To SatCon's knowledge, no other Person is infringing, misappropriating or making any unlawful use of, any Proprietary Asset used in or pertaining to the business of SatCon or its subsidiaries.

               (d) The Proprietary Assets owned or licensed by SatCon and its subsidiaries constitute all the Proprietary Assets necessary, in SatCon's reasonable judgment, to enable SatCon and each of its subsidiaries to conduct their business in the manner in which such business has been or is being conducted.

               (e) All current and former employees of SatCon and its subsidiaries providing technical services relating to SatCon's or its subsidiaries' Proprietary Assets have executed and delivered to SatCon or its subsidiary an agreement containing reasonable and customary provisions regarding confidentiality and assignment of Proprietary Assets. All current and former consultants and independent contractors to SatCon and its subsidiaries providing technical services relating to SatCon's or any of its subsidiaries' Proprietary Assets have executed and delivered to SatCon or such subsidiary an agreement containing reasonable and customary provisions regarding confidentiality and assignment of Proprietary Assets, except where SatCon, in its reasonable business judgment, has determined that such agreement was not necessary to its business.

               (f) SatCon has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under the License Agreement. The execution, delivery and performance by SatCon of the License have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable SatCon to enter into the and to perform its obligations thereunder. The License Agreement is the valid and binding obligation of SatCon, enforceable in accordance with its respective terms and there has been no breach of any of the terms thereof.

     5.   Representations and Warranties of Purchasers and Restrictions on
          ----------------------------------------------------------------
Transfer Imposed by the Securities Act of 1933 and Applicable State Securities
------------------------------------------------------------------------------
Laws.
----

          5.1  Representations and Warranties by Each Purchaser.  Each
               ------------------------------------------------
Purchaser, severally and not jointly and as to itself only, represents and warrants to the Company and SatCon as follows:

               (a) The Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and any Shares of SatCon Common Stock issued upon exercise of the Put Rights (collectively, the "Securities") are being or will be acquired for such Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws.

               (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's and SatCon's reliance on such exemptions is predicated on such Purchaser's representations set forth herein. Such Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

               (c) Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of such Purchaser's investment in the Securities. The principal place of business of each of the Purchasers is as follows: Perseus--the District of Columbia, Duquesne--Pennsylvania, and Micro--New Hampshire.

               (d) Such Purchaser has the full right, power and authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is a party, and this Agreement and each Related Agreement to which it is a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

               (e) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it is a party.

          5.2  Legend.  Each certificate representing the Securities may be
               ------
endorsed with the following legends:

               (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT
(I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

               (b) Any other legends required by applicable securities laws.

The Company or SatCon, as the case may be, may instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

          5.3  Removal of Legend and Transfer Restrictions.
               -------------------------------------------

               Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company or SatCon, as the case may be, shall issue a certificate without such legend to the holder thereof (1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company or SatCon, as the case may be, with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company or SatCon, as the case may be, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

     6.   Indemnity.
          ---------

          6.1  Indemnity.
               ---------

               (a) The Company hereby agrees to indemnify and defend and hold harmless each of the Purchasers, their respective Affiliates, successors and assigns and each of their respective officers, directors, employees and agents (the "Indemnified Parties") from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of or failure by the Company to perform any of its representations, warranties, covenants or agreements in this Agreement or any Related Agreement. The rights of Purchasers hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law.

               (b) SatCon hereby agrees to indemnify and defend and hold harmless each of the Indemnified Parties from and against, and agrees to pay or cause to be paid to the Indemnified Parties all amounts equal to the sum of, any and all claims, demands, costs, expenses, losses and other liabilities of any kind that the Indemnified Parties may incur or suffer (including without limitation all reasonable legal fees and expenses) which arise or result from any breach of or failure by SatCon to perform any of its representations, warranties, covenants or agreements in this Agreement or any Related Agreement. The rights of Purchasers hereunder shall be in addition to, and not in lieu of, any other rights and remedies which may be available to them by law. Notwithstanding the immediately previous sentence, absent fraud or an intentional breach of representation or warranty by SatCon, the maximum amount for which SatCon shall be liable to any Purchaser with respect to any breach of its representations and warranties contained in this Agreement shall be an amount equal to (A) the total purchase price paid by such Purchaser under
Section 1.2 hereof, plus (B) any amounts paid in cash by such Purchaser to
                    ----
exercise of any Warrants that have been exercised by such Purchaser prior to the time such claim for indemnification is made, plus (C) a return on the amounts
                                             ----
specified in clauses (A) and (B) from the period such amounts were paid until the date such liability is fully satisfied computed at an annual rate of 12 1/2%, plus (D) the costs and expenses, including reasonable attorneys' fees,
      ----
incurred by such Purchaser in enforcing its rights under this Article 6, minus
                                                                         -----
(E) any cash dividends paid to such Purchaser with respect any Preferred Shares acquired by such Purchaser pursuant to this Agreement or with respect to any shares of Common Stock issued upon conversion of such Preferred Shares or exercise (for cash) of any Warrants and minus (F) in the case of any such breach
                                        -----
of a representation or warranty of SatCon as to which all material facts are publicly disclosed at least 30 days prior to the exercise by such Purchaser of its Put Right, the fair market value, at the time of issuance, of the SatCon Common Stock received by such Purchaser upon the exercise of such Put Right.

          6.2  Procedures.
               ----------

               (a) If a third party shall notify an Indemnified Party with respect to any matter that may give rise to a claim for indemnification under the indemnity set forth above in Section 6. 1, the procedure set forth below shall be followed.

                   (i)    Notice. The Indemnified Party shall give to the party
                          ------
providing indemnification (the "Indemnifying Party") written notice of any claim, suit, judgment or matter for which indemnity may be sought under Section
6.1 promptly but in any event within thirty days after the Indemnified Party receives notice thereof; provided, however, that failure by the Indemnified
                         --------  -------
Party to give such notice shall not relieve the Indemnifying Party from any liability it shall otherwise have pursuant to this Agreement except to the extent that the Indemnifying Party is actually prejudiced by such failure. Such notice shall set forth in reasonable detail (i) the basis for such potential claim and (ii) the dollar amount of such claim. The Indemnifying Party shall have a period of fifteen days within which to respond thereto. If the Indemnifying Party does not respond within such fifteen day period, the Indemnifying Party shall be deemed to have accepted responsibility for such indemnity.

                   (ii)   Defense of Claim. With respect to a claim by a third
                          ----------------
party against an Indemnified Party for which indemnification may be sought under this Agreement, the Indemnifying Party shall have the right, at its option, to be represented by counsel of its choice and to assume the defense or otherwise control the handling of any claim, suit, judgment or matter for which indemnity is sought, which is set forth in the notice sent by the Indemnified Party, by notifying the Indemnified Party in writing to such effect within fifteen days of receipt of such notice; provided, however, that the Indemnified Party shall have
                        --------  -------
the right to employ counsel to represent it if, in the Indemnified Party's reasonable judgment based upon the advice of counsel, it is advisable in light of the separate interests of the Indemnified Party, to be represented by separate counsel, and in that event the reasonable fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party does not give timely notice in accordance with the preceding sentence, the Indemnifying Party shall be deemed to have given notice that it does not wish to control the handling of such claim, suit or judgment. In the event the Indemnifying Party elects (by notice in writing within such fifteen day period) to assume the defense of or otherwise control the handling of any such claim, suit, judgment or matter for which indemnity is sought, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all reasonable professional fees (including attorneys' fees, accountants, consultants and engineering fees) and investigation expenses incurred by the

Indemnifying Party prior to such election, notwithstanding the fact that the Indemnifying Party may not have been so liable to the Indemnified Party had the Indemnifying Party not elected to assume the defense of or to otherwise control the handling of such claim, suit, judgment or other matter. In the event that the Indemnifying Party does not assume the defense or otherwise control the handling of such matter, the Indemnified Party may retain counsel, as an indemnification expense, to defend such claim, suit, judgment or matter.

                   (iii)  Final Authority.  The parties shall cooperate in the
                          ---------------
defense of any such claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has assumed the defense or control, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to any matter which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party. In connection with any claim, suit or other proceeding with respect to which the Indemnifying Party has not assumed the defense or control, the Indemnified Party may not compromise or settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld and shall be deemed to have been given if the Indemnified Party provides the Indemnifying Party with a written notice setting forth the material terms of such compromise or settlement and the Indemnifying Party does not object thereto in writing within ten days of its receipt of such notice.

               (b) Claims Between the Indemnifying Party and the Indemnified
                   ---------------------------------------------------------
Party. Any claim for indemnification under this Agreement which does not result
-----
from the assertion of a claim by a third party shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party. The Indemnifying Party shall have a period of thirty days within which to respond thereto. If the Indemnifying Party does respond within such thirty day period and rejects such claim in whole or in part or does not respond, the Indemnified Party shall submit the dispute to arbitration in accordance with Section 8.2 hereof.

          6.3  Election of Remedies.  In the event that a Purchaser elects to
               --------------------
exercise its Put Right, such Purchaser shall not be entitled to bring an action against either the Company or SatCon for indemnification, breach of contract or any similar action based upon the representations, warranties or covenants of the Company set forth in this Agreement. In the event all Purchasers exercise their Put Rights, SatCon shall succeed to such Purchasers' rights against the Company for damages arising out of any such breach of the representations, warranties or covenants by the Company set forth in this Agreement. The indemnification rights of any Purchaser against SatCon granted in Section 6.1(b) hereof shall terminate upon the unexercised expiration of the Put Rights granted to such Purchaser.

     7.   Additional Covenants.
          --------------------

          7.1  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 7.1, the Company hereby grants to each Purchaser and to SatCon (collectively, the "Investors") a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its members, partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or any securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock (collectively, "Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail (a "Sales Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 20 Business Days after receipt of a Sales Notice, each Investor that desires to purchase any of the Shares specified in such Sales Notice at the price and on the terms specified in such Sales Notice shall provide to the Company a written notice (a "Purchase Notice") setting forth the number of such Shares such Investor is willing to purchase. If the total number of Shares specified in all of the Purchase Notices received by the Company within such period exceeds the total number of Shares specified in such Sales Notice or such greater number of Shares that the Company is willing to sell at the price and on the terms specified in such Sales Notice, then the Shares to be sold shall be allocated as follows (provided that no Investor shall be allocated more Shares than it has agreed to purchase in its Purchase Notice):

     (i) Up to 22 1/2% to Duquesne until such time as the sum of the total number of Common Stock Equivalents owned by Duquesne and the total number of Common Stock Equivalents to be purchased by Duquesne pursuant to such sale equals 20% of the total Common Stock Equivalents that will be outstanding after completion of such sale;

     (ii) Up to 22 1/2% to Perseus until such time as the sum of the total number of Common Stock Equivalents owned by Perseus and the total number of Common Stock Equivalents to be purchased by Perseus pursuant to such sale equals 30% of the total Common Stock Equivalents that will be outstanding after completion of such sale;

     (iii) Up to 5% to Micro until such time as the sum of the total number of Common Stock Equivalents owned by Micro and the total number of Common Stock Equivalents to be purchased by Micro pursuant to such sale equals 5% of the total Common Stock Equivalents that will be outstanding after completion of such sale;

     (iv) All Shares not allocated pursuant to clauses (i)-(iii) above shall be allocated among the Investors in the same proportion that each such Investor's Common Share Equivalents bear to the total Common Share Equivalents owned by all of the Investors; provided that if such allocation would result in any Investor being allocated Shares under this subsection (b) in excess of the total number of Shares that it specified in its Purchase Notice, such excess Shares shall be allocated among the other Investors that have not been allocated Shares equal to the number of Shares specified in their Purchase Notices in a manner that results in such other Investors receiving in the aggregate under this subsection (b) an equal percentage of the total number of Shares specified in their respective Purchase Notices.

All allocations made pursuant to this subsection (b) shall be rounded to the nearest whole Share. The Shares allocated to each Investor under this subsection (b) shall be purchased by such Investor at the price and on the terms specified in the Sales Notice at a closing to be held within 30 Business Days after the delivery of the Sales Notice. Such date shall be specified by the Company in a written notice delivered to each Investor participating in such sale at least 10 Business Days prior thereto.

               (c) If all Shares that the Investors are entitled to obtain pursuant to Section 7.1(b) are not elected to be obtained as provided in Section 7.1(b) hereof, the Company may, during the 120-day period following the expiration of the period provided in Section 7.1(b) hereof, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Sales Notice with respect thereto. If the Company does not enter into an agreement for the sale of such Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

               (d) The right of first offer granted in this Section 7.1 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to consultants, officers, directors and employees for the primary purpose of soliciting or retaining their employment or services in a transaction or pursuant to a plan approved by the Company's Board of Directors, (ii) as part of or after an Initial Public Offering that results in aggregate net cash proceeds to the Company of $25,000,000 or greater, (iii) the issuance of securities pursuant to the conversion or exercise of outstanding convertible securities or warrants, options or similar rights, (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of warrants, options or similar securities to a bank or other institutional lender as consideration for the extension of credit by such lender to the Company, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) or such issuance is expressly approved by a majority of the director representatives of the Purchasers on the Company's Board of Directors, or (vii) the issuance of the Preferred Shares and Warrants pursuant to the terms of this Agreement.

          7.2  SatCon Observer Rights.  Until such time as Perseus shall have
               ----------------------
exercised its Put Right and thereafter sold at least one-half of the shares of SatCon Common Stock it obtained upon such exercise, SatCon shall invite a representative of Perseus to attend all meetings of

SatCon's Board of Directors, at SatCon's expense, in a nonvoting observer capacity. SatCon shall provide such representative with the same financial and other information that is provided to the members of the Board of Directors in connection with any meetings of the Board of Directors of SatCon. As a condition of the rights granted in this Section 7.2, Perseus agrees to abide by SatCon's insider trading rules to the extent they are applicable to all members of its Board of Directors, and such representative of Perseus shall agree to abide by SatCon's insider trading rules to the extent they are applicable to all members of its Board of Directors.

          7.3  Transactions with Affiliates.  The Company shall not, without the
               ----------------------------
approval of a majority of the disinterested members of the Company's Board of Directors, engage or continue in any loans, leases, contracts or other similar transactions (including, but not by way of limitation, the payment of dividends or the repurchase of securities) with any Affiliate of the Company, SatCon, or any of SatCon's Affiliates, or any members of their immediate family or entities controlled by them. For purposes of this Section 2.5, "immediate family" shall be deemed to include parents, children, siblings and spouse.

          7.4  Delivery of Financial Statements.  The Company shall deliver to
               --------------------------------
each Purchaser for so long as such Purchaser (together with its shareholders, partners and members and any other Persons whose securities are aggregated with those of such Purchaser for purposes of the Shareholders Agreement) holds Preferred Shares, Conversion Shares or Warrant Shares that in the aggregate equal or represent the right to acquire at least 250,000 shares of Common Stock and to any transferee acquiring such amount of Preferred Shares, Conversion Shares or Warrant Shares, directly or indirectly, from a Purchaser (such 250,000 shares shall be appropriately adjusted to reflect any subsequent stock dividends, combinations, splits, recapitalizations and the like):

               (a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, an income statement of the Company for such fiscal year, a cash flow statement of the Company for such fiscal year, a balance sheet of the Company as of the end of such fiscal year and a statement of changes in shareholder's equity of the Company as of the end of such year, with each such financial statement to be in reasonable detail, prepared in accordance GAAP, and audited and certified by a firm of independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within sixty days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows of the Company for such fiscal quarter and an unaudited balance sheet and a statement of changes in shareholder's equity of the Company as of the end of such fiscal quarter;

               (c) within thirty days of the end of each calendar month, unaudited statements of income and cash flows and balance sheet of the Company for and as of the end of such month, in reasonable detail;

               (d) as soon as practicable, but in any event at least thirty days prior to the end of each fiscal year, a budget and business plan of the Company for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 7.4, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation, cash flows and changes in shareholders' equity for the period specified, subject to year-end audit adjustments; and

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Purchaser or any transferee of such Purchaser may from time to time request.

          7.5  Inspection.  During any period in which a Purchaser (or its
               ----------
transferee) is entitled to receive the materials specified in Section 7.4 hereof, the Company shall permit such Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice as may be requested by such Purchaser.

          7.6  The Company's Board of Directors.  The Company shall promptly pay
               --------------------------------
or reimburse each of the Purchasers for all reasonable costs and expenses for the travel, lodging and related subsistence of their representatives or observer, as the case may be, on the Company's Board of Directors to meetings thereof or of any committee thereof. The Company shall enter into an Indemnification Agreement with each director representative of Perseus and Duquesne substantially in the form attached hereto as Exhibit N.
                                                      ---------

          7.7  Use of Proceeds.  Except for (a) repayment of the Company's
               ---------------
outstanding principal (but not interest) indebtedness of up to $400,000 to Duquesne under the Loan Agreement dated July 17, 1998 (the "Duquesne Loan Agreement"), (b) repayment of the Company's outstanding principal (but not interest) indebtedness of up to $275,000 to SatCon to repay cash advances made to the Company prior to the date hereof, (c) repayment of the Company's outstanding principal (but not interest) indebtedness of up to $70,000 to William Stanton to repay cash advances made to the Company prior to the date hereof, and (d) payment of the Company's outstanding indebtedness of up to $209,000 to SatCon in payment of accounts payable to SatCon (without interest thereon), the Company hereby covenants and agrees that all of the net proceeds received by it from the issuance and sale of the Preferred Shares and any Warrant Shares shall be used for the purpose of developing and conducting its business, which is the development, manufacturing and marketing of flywheel energy storage systems for use in energy storage applications, and no part of such net proceeds shall be used to (i) repay SatCon, Duquesne or any other Person any funds expended by it or advanced by it to the Company prior to the Closing, unless agreed to in writing by Perseus and (ii) pay any broker's fees or commissions or similar payments of any kind. The Company has previously provided the Purchasers its best estimate of the expenses it will incur in connection with the negotiation and execution of this Agreement and the Related Agreements and the consummation of the transactions contemplated to be consummated at the Closing. The Company shall use $400,000 of the net proceeds received by it from the issuance and sale of the Preferred Shares at the Closing to repay all amounts owed by the Company under the Duquesne Loan Agreement; upon such repayment all security interests held by Duquesne under or in connection with the Duquesne Loan Agreement shall terminate. The Parties agree that all accrued but unpaid interest on the amounts described in clauses (a) and (b) of this Section shall be paid through the issuance of shares of Common Stock with each share having an agreed value of $2.50 and cash to be paid in lieu of any fractional share.

          7.8  Development Contracts.  SatCon covenants and agrees that it shall
               ---------------------
offer to the Company the opportunity to be retained as a contractor for any development contracts existing on the date hereof held by SatCon or its affiliates that are related to stationary terrestrial (in or on the ground or affixed to structures on the ground) applications of flywheel technology, upon terms and conditions that are mutually agreed upon by SatCon and the Company, acting in good faith. SatCon further covenants and agrees that neither it nor any of its affiliates shall, at any time or from time to time, compete with the Company, directly or indirectly, for new development contracts that are related specifically to stationary terrestrial applications of flywheel technology.

          7.9  U.S. Marine Corps Development Agreement.  SatCon covenants and
               ---------------------------------------
agrees that from and after the Closing Date, any revenues that are received, and any expenses that have been or are incurred (other than expenses that have been offset by revenues received), by SatCon pursuant to the Agreement between SatCon and the U.S. Marine Corps (the "Marine Corps Contract") shall be paid and delivered by SatCon to the Company within five days after receipt thereof. SatCon shall remain the party to the Marine Corps Contract but the Company shall perform and be primarily responsible for managing SatCon's obligations under the Marine Corps Contract. In performing such obligations, the Company may use such personnel of the Company or SatCon as the Company and SatCon shall agree from time to time. SatCon shall reimburse the Company on the same basis as SatCon is paid or reimbursed under the Marine Corps Contract for all of the Company's direct costs, including labor and materials, in performing SatCon's obligations under the Marine Corps Contract plus an agreed upon percentage of overhead expenses as provided in the Marine Corps Contract.

          7.10 Termination or Modification of Certain Obligations of the
               ---------------------------------------------------------
Company. Upon consummation of the transactions contemplated at the Closing, (a) the Company's obligations under Sections 4.4 and 4.6 of the Securities Purchase Agreement, dated as of May 28, 1997 among SatCon, the Company and Duquesne shall terminate, (b) all of the rights of Duquesne under Section 12 of the Warrant issued to Duquesne on May 28, 1997 shall terminate and (c) all of the rights of Duquesne under the Registration Rights Agreement dated May 28, 1997 between the Company, SatCon and Duquesne relating to the Capital Stock of the Company, shall terminate and be replaced by the rights of Duquesne under the Registration Rights Statement attached hereto as Exhibit F. Effective as of the Closing, the
                                    ---------
annual consulting fee payable to Duquesne pursuant to Section 3 of the Consulting Agreement dated as of May 28, 1997 between the Company and Duquesne shall be paid through the issuance of shares of the Company's Common Stock or Class A Preferred Stock with each such share having an agreed value of $2.50 for such purpose as provided in the Amendment Agreement of even date herewith between the Company and Duquesne.

          7.11 Protective Provisions.  The Company and SatCon covenant and agree
               ---------------------
that neither the Company nor SatCon shall, without the prior written consent of holders of two-thirds of the Preferred Shares (including for such purpose Preferred Shares that have been converted into Conversion Shares to the extent such holder retains such Conversion Shares):

               (a) make any material change in the principal business activity of the Company as currently contemplated to be conducted; or

               (b) enter into any license, arrangement or agreement pursuant to which SatCon grants rights in or to intellectual property of SatCon or the Company relating to the flywheel technology to a competitor of the Company.

          7.12 SatCon Shares.  SatCon shall take all actions under its control
               -------------
to increase the number of authorized shares of SatCon Common Stock by 5,000,000 by no later than the third Business Day after the next annual meeting of SatCon's stockholders. In the event that at any time on or prior to the full exercise or expiration of the Put Rights, the number of authorized shares of SatCon Common Stock that are legally available for issuance in satisfaction of the Put Rights is less than 1,000,000 more than the total number of such shares required to satisfy in full SatCon's obligations under the Put Rights (based on the lowest Average Market Price during the six-month period prior to such time), then SatCon, as promptly as practicable, shall take all actions under its control to increase the number of authorized shares of SatCon Common Stock legally available for issuance in satisfaction of the Put Rights to at least 1,000,000 more than the total number of such shares required to satisfy in full SatCon's obligations under the Put Rights (based on the lowest Average Market Price during the six-month period prior to such time).

          7.13 Services Agreement.  The Services Agreement dated as of May 28,
               ------------------
1997 by and between SatCon and the Company shall terminate at the close of business on December 31, 1998, except that the obligation of the Company to pay any fees due to SatCon for services provided prior to December 31, 1998 shall survive such termination.

          7.14 Voluntary Bankruptcy.  The Purchasers shall not cause the Company
               --------------------
to take any of the following actions (each a "Bankruptcy Action"): (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated in full or in part, or (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, unless (a) SatCon has been delivered a written notice of the Purchasers' intention to cause the Company to take such Bankruptcy Action (a "Bankruptcy Notice") and (b) within five Business Days after the delivery of such Bankruptcy Notice SatCon, SatCon has not delivered to each of the Purchasers and to the Company a written acknowledgement and agreement that a Put Event has occurred (a "SatCon Put Event Notice"); provided that no such Bankruptcy Action may be taken more than 60 days after the deliver of a Bankruptcy Notice. If the Purchasers and the Company receive a SatCon Put Event Notice within such five Business Day period, then each of the Purchasers shall have all of the rights granted to such Purchaser upon the occurrence of a Put Event and the Purchasers shall not cause the Company to take any Bankruptcy Action without the prior written consent of SatCon. The Purchasers shall not provide to SatCon a Bankruptcy Notice unless they have a good faith belief that the Company is insolvent or otherwise in a position where the taking of a Bankruptcy Action is in the Company's best interests.

     8.   Miscellaneous.
          -------------

          8.1  Waivers and Amendments.  With the written consent of the record
               ----------------------
or beneficial holders of more than a majority of the Preferred Shares issued and sold under this Agreement (including any Conversion Shares or any and all securities obtained upon conversion of such Preferred Shares or exchange of such Preferred Shares or Conversion Shares and as adjusted for stock dividends, stock splits, recapitalizations and the like) and SatCon, the obligations of the Company and the rights of the holders of such Preferred Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Preferred Shares issued and sold under this Agreement the holders of which are required to consent to any waiver or supplemental agreement without the consent of the record or beneficial holders of all of the Preferred Shares issued and sold under this Agreement. Upon the effectuation of each such waiver, consent or agreement of amendment or modification the Company shall promptly give written notice thereof to the record holders of the Preferred Shares who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection.

          8.2  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement or any of the Related Agreements, or the breach hereof or thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by a panel of three arbitrators, each party having the right to select one arbitrator with the third arbitrator to be selected in accordance with the rules of the American Arbitration Association.

          8.3  Governing Law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of New York without regards to the principles of conflicts of laws thereof.

          8.4  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive the execution of this Agreement and the Closing of the transactions contemplated hereby; provided however that the provisions of Section 7.1, 7.4, 7.5, 7.8 and 7.11 shall terminate upon the Company completing and Initial Public Offering that raises at least $25,000,000 of gross proceeds to the Company.

          8.5  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          8.6  Entire Agreement.  This Agreement, the Related Agreements and
               ----------------
other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

          8.7  Notices, etc.  All notices, requests and other communications
               ------------
hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below or, if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

                    If to the Company:

                         Beacon Power Corporation
                         6D Gill Street
                         Woburn, MA 01801
                         Fax No.:  (781) 938-9401
                         Attn:  Chief Executive Officer

                    With a required copy to:
                         Jeffrey N. Carp, Esq.
                         Hale and Dorr LLP
                         60 State Street
                         Boston, MA 02109
                         Fax No.:  (617) 526-5000


                    If to Perseus:

                         Perseus Capital, L.L.C.
                         The Army and Navy Club Building
                         1627 I Street, N.W.
                         Suite 610
                         Washington, D.C. 20006
                         Attn:  Kenneth M. Socha

                         Fax No.  (202) 463-6215

                    With a required copy to:

                         555 12th Street, N.W.
                         Washington, D.C. 20004
                         Attn:  Robert B. Ott
                         Fax No.:  (202) 942-5999

                    If to Duquesne:

                         Anthony J. Villiotti
                         Vice President
                         One Northshore Center
                         Suite 100
                         12 Federal Street
                         Pittsburgh, PA 15212
                         Fax No.:  412-231-2140

                    With a required copy to:
                         David J. Lehman, Esq.
                         Kirkpatrick & Lockhart LLP
                         1500 Oliver Building
                         Pittsburgh, PA 15222
                         Fax No.: 412-355-6501

                    If to Micro:

                         c/o Robert W. Shaw, Jr.
                         Arete Corporation
                         P.O. Box 1299
                         Center Harbor, New Hampshire 03226
                         Fax No.: (603) 253-9799

                    If to SatCon:

                         David Eisenhaure
                         President
                         161 First Street
                         Cambridge, MA 02142
                         Fax No.:  (617) 661-3373

                    With a required copy to:

                         Jeffrey N. Carp, Esq.
                         Hale and Dorr LLP
                         60 State Street
                         Boston, MA 02109
                         Fax No.:  (617) 526-5000


          8.8  Separability.  In case any provision of this Agreement shall be
               ------------
declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.9  Expenses.  The Company and Duquesne shall each bear its
               --------
respective expenses and legal fees incurred with respect to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby. All reasonable costs and expenses of Perseus relating to this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby, including reasonable fees and expenses of legal counsel, shall be promptly paid or reimbursed by the Company.

          8.10 Titles and Subtitles.  The titles of the paragraphs and
               --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.11 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          8.12 Publicity.  None of the parties to this Agreement, nor any of
               ---------
their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of each of the Company, Perseus and SatCon, unless such disclosure is required by applicable law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    BEACON POWER CORPORATION

                                    By: /s/ William E. Stanton
                                       ------------------------------------
                                    Name:   William E. Stanton
                                         ----------------------------------
                                    Title:  President & CEO
                                          ---------------------------------

                                    PERSEUS CAPITAL, L.L.C.

                                    By: /s/ Philip J. Deutch
                                        -----------------------------------
                                    Name:   Philip J. Deutch
                                         ----------------------------------
                                    Title:  Vice President
                                          ---------------------------------

                                    DUQUESNE ENTERPRISES

                                    By: /s/ Anthony J. Villiotti
                                        -----------------------------------
                                    Name:   Anthony J. Villiotti
                                         ----------------------------------
                                    Title:  Vice President
                                          ---------------------------------

                                    MICRO-GENERATION
                                    TECHNOLOGY FUND, L.L.C.

                                    BY ARETE CORPORATION,
                                    ITS MANAGER


                                    By: /s/ Robert W. Shaw, Jr.
                                        -----------------------------------
                                            Robert W. Shaw, Jr.
                                            President

                                    SATCON TECHNOLOGY CORPORATION

                                    By: /s/ David B. Eisenhaure
                                       ------------------------------------
                                    Name:   David B. Eisenhaure
                                         ----------------------------------
                                    Title:  President
                                          ---------------------------------

                              SCHEDULE OF EXHIBITS


A         CERTAIN DEFINITIONS

B         AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

C-1, C-2
and C-3   FORMS OF PERSEUS WARRANTS

D-1, D-2
and D-3   FORMS OF DUQUESNE WARRANTS

E-1, E-2
and E-3   FORMS OF MICRO WARRANTS

F         COMPANY REGISTRATION RIGHTS STATEMENT

G         SATCON REGISTRATION RIGHTS STATEMENT

H-1       FORM OF OPINION OF HALE & DORR

H-2       FORM OF OPINION OF DIKE, BROWNSTEIN, ROBERTS 7 CUSHMAN, L.L.P.

I         COMPANY DISCLOSURE SCHEDULE

J         SATCON DISCLOSURE SCHEDULE

K         SHAREHOLDERS AGREEMENT

L         CONSULTING AGREEMENT BETWEEN THE COMPANY AND PERSEUS

M         CONSULTING AGREEMENT BETWEEN THE COMPANY AND MICRO

N         INDEMNIFICATION AGREEMENT

O         SIDE LETTER

P         AMENDED AND RESTATED LICENSE AGREEMENT

                                   EXHIBIT A
                                   ---------

                              CERTAIN DEFINITIONS
                              -------------------

     For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

     "Amended and Restated License Agreement" means the Amended and Restated License Agreement between SatCon and the Company substantially in the form attached hereto as Exhibit P.

     "Average Market Price" means (a) the arithmetic average of the closing sales prices (or if there is no closing sales price on any trading day, the average of the closing bid and asked prices for such trading day) for one share of SatCon Common Stock as reported by the national securities exchange or other principal trading market for the shares of SatCon Common Stock for the period of thirty consecutive trading days ending on the fifteenth trading day after the date of delivery of a Put Notice or (b) if there is no principal trading market for the SatCon Common Stock that reports such information, the price for one share of SatCon Common Stock determined by an investment banking firm chosen by Perseus with the consent of SatCon, which consent shall not be unreasonably withheld.

     "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York, the State of Massachusetts, or the District of Columbia are authorized to be closed.

     "Common Share Equivalent Price" means (a) in the case of the sale of Common Stock of the Company, the per share price at which such Common Stock is sold, and (b) in the case of the sale of securities convertible into Common Stock of the Company, the effective per share price at which such securities are convertible into Common Stock.

     "Common Share Equivalents" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of the number of shares of Common Stock owned by such Person plus the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company Account" means an account of the Company designated in a written notice delivered to the Purchasers at least two Business Days prior to the date of any required payment by the Purchasers to the Company under the Agreement.

     "Company Products" means all versions and implementations of any product which has been, is being or is intended to be marketed by the Company.

     "Conversion Shares" means shares of Common Stock issuable upon conversion of the Preferred Shares.

     "GAAP" means United States generally accepted accounting principles consistently applied.

     "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

     "Initial Public Offering" means the consummation of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, that is underwritten by one or more nationally recognized investment banking firms or a syndicate managed or co-managed by one or more nationally recognized investment banking firms.

     "Material Adverse Change" means a change which would have a Material Adverse Effect.

     "Material Adverse Effect." An event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be material in impact or amount to the Company's business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance.

     "Person" means any individual, entity or Governmental Body.

     "Proprietary Asset" means: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

     "Put Event" means any of the following events:

          (a) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated in full or in part,
(v) become insolvent (as such term may be defined or interpreted under the Federal Bankruptcy Code, Delaware General Corporation Law or any other applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing;

          (b) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered, or such proceeding shall not be dismissed or discharged within sixty days of commencement;

          (c) The Board of Directors of SatCon shall approve or SatCon shall publicly announce or take an action that, if consummated, would constitute or that constitutes (i) a Rule 13e-3 transaction under Rule 13e-3(a)(3) of the Rules of the SEC under the Securities Exchange Act of 1934, as amended, or (ii) a "change in control" as such term is used in Item 1 of Form 8-K of the SEC under the Securities Exchange Act of 1934, as amended; or

          (b) The SatCon Common Stock is deregistered by the SEC or delisted or otherwise removed from trading by any securities market in which it is traded.

     "Qualified Financing" means the sale by the Company of Common Stock (or preferred stock convertible into Common Stock), either (a) in an Initial Public Offering that raises at least $25 million in gross proceeds to the Company at a Common Share Equivalent Price of at least $6.66 (subject to appropriate adjustment to reflect any stock dividend, stock split or other recapitalization transaction occurring after the Closing Date) or (b) in one or more private offerings, that raises at least $10 million in gross proceeds to the Company from investors that are unaffiliated with the Company or SatCon at a Common Share Equivalent Price of at least $6.66 (subject to appropriate adjustment to reflect any stock dividend, stock split or other recapitalization transaction occurring after the Closing Date).

     "Related Agreements" means (a) the Shareholders Agreement substantially in the form attached as Exhibit K to the Agreement; (b) the Perseus Consulting Agreement substantially in the form attached as Exhibit L to the Agreement; (c) the Micro Consulting Agreement substantially in the form attached as Exhibit M to the Agreement, the Warrants, (D) the Amended and Restated License Agreement and (e) any other agreement or document entered into by any of the parties in connection with the Agreement or any of the transactions contemplated thereby.

     "SatCon Common Stock" means shares of the common stock of SatCon, par value $0.01 per share, or any security issued in substitution thereof.

     "SatCon SEC Filings" means SatCon's Form 10-Q report for the periods ended December 31, 1997, March 31, 1998 and June 30, 1998 and SatCon's Form 10-K report for the year ended

September 30, 1997, in each case as filed with the SEC and any other filings made by SatCon with the SEC under the Securities Exchange Act of 1934, as amended, since September 30, 1997.

     "Side Letter" means the letter agreement substantially in the form attached as Exhibit O to the Agreement.

     "Warrants" means the warrants to acquire Common Stock substantially in the forms attached to the Agreement as Exhibits C-1, C-2, C-3, D-1, D-2, D-3, E-1, E-2 and E-3.

     "Warrant Shares" means shares of Common Stock issuable upon exercise or conversion of the Warrants.